UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 Calle Amanecer, Suite 300 San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 1, 2016, CareTrust REIT, Inc. (the “Company”), through its operating partnership, CTR Partnership, L.P. (the “Operating Partnership”), completed the acquisition of three skilled nursing facilities and one skilled nursing campus located in the greater Dallas-Fort Worth area of Texas (collectively, the “Properties”), consisting of 540 skilled nursing beds and 28 assisted living units. The Properties were acquired for $95 million, exclusive of transaction costs, from Senior Care Resources, Inc. and certain of its affiliates. The Company funded the acquisition from cash on hand, including the approximately $81 million of net proceeds from its November 2016 equity offering, and borrowings under its $400 million unsecured revolving credit facility.

In connection with the acquisition of the Properties, the Operating Partnership entered into a new triple-net master lease agreement (the “Lease”) with affiliates of Priority Management Group, LLC, which took over operations of the Properties on December 1, 2016. The Lease is scheduled to generate first-year annual cash rent of $8.6 million, resulting in an initial cash yield of 8.9%. In addition, the Lease carries an initial term of fifteen years, with two five-year renewal options and CPI-based rent escalators.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release announcing the closing of the acquisition of the Properties on December 1, 2016. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Properties Acquired. As permitted by Form 8-K, the Company intends to file, by an amendment to this Current Report on Form 8-K, any financial statements required by this item no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. As permitted by Form 8-K, the Company intends to file, by an amendment to this Current Report on Form 8-K, any pro forma financial information required by this item no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1*	Purchase and Sale Agreement entered into as of September 29, 2016 by and among Senior Care Resources, Inc., SCC Partners, Inc., Royse City NH Realty, Ltd., BP NH Realty, Ltd., Decatur NH Realty, Ltd., Lakeside NH Realty, Ltd., and CTR Partnership, L.P.

2.2	First Amendment to Purchase and Sale Agreement entered into as of November 15, 2016 by and among Senior Care Resources, Inc., SCC Partners, Inc., Royse City NH Realty, Ltd., BP NH Realty, Ltd., Decatur NH Realty, Ltd., Lakeside NH Realty, Ltd., and CTR Partnership, L.P.

99.1	Press Release of the Company issued December 1, 2016.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2016	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement entered into as of September 29, 2016 by and among Senior Care Resources, Inc., SCC Partners, Inc., Royse City NH Realty, Ltd., BP NH Realty, Ltd., Decatur NH Realty, Ltd., Lakeside NH Realty, Ltd., and CTR Partnership, L.P.

2.2	First Amendment to Purchase and Sale Agreement entered into as of November 15, 2016 by and among Senior Care Resources, Inc., SCC Partners, Inc., Royse City NH Realty, Ltd., BP NH Realty, Ltd., Decatur NH Realty, Ltd., Lakeside NH Realty, Ltd., and CTR Partnership, L.P.

99.1	Press Release of the Company issued December 1, 2016.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.